Exhibit (d)(2)
COMMON STOCK COMMON STOCK KAYNE ANDERSON MIDSTREAM / ENERGY FUND, INC. THIS CERTIFIES THAT IS THE OWNER OF FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.001 PAR VALUE PER SHARE, OF KAYNE ANDERSON MIDSTREAM / ENERGY FUND, INC. (the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. In Witness Whereof, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers. Dated: NOTE: DIGITAL PHOTO IS A 300 DPI IMAGE. SUITABLE FOR PRINTING. COLORS SELECTED FOR PRINTING: Photo prints in black. Intgalio prints in SC-17 Terra Cotta & black. COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink. PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF PRODUCTION COORDINATOR: HOLLY GRONER 931-490-7660 PROOF OF OCTOBER 15, 2010 KAYNE ANDERSON MIDSTREAM / ENERGY FUND, INC. WO — 2539 FACE Operator: TS 711 ARMSTRONG LANE, COLUMBIA, TN 38401 • (931) 388-3003 REVISION: NEW KMF Countersigned and Registered; AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS AND OTHER DISTRIBUTIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, OF THE DIFFERENCES IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SERIES OF A PREFERRED OR SPECIAL CLASS IN SERIES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE, TO THE EXTENT THEY HAVE BEEN SET, AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO SET THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF A PREFERRED OR SPECIAL CLASS OF STOCK. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO ITS TRANSFER AGENT.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–........................Custodian........................
(Cust) (Minor)
under Uniform Gifts to Minors
Act........................
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____ *shares*

of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

ABnote North America
711 ARMSTRONG LANE, COLUMBIA, TN 38401 • (931) 388-3003

PRODUCTION COORDINATOR: HOLLY GRONER 931-490-7660
PROOF OF OCTOBER 15, 2010
KAYNE ANDERSON MIDSTREAM / ENERGY FUND, INC.
WO - 2539 back
Operator: TS
REVISION: NEW

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF